EXHIBIT 24

POWER OF ATTORNEY

WHEREAS, Zapata Corporation, a Nevada corporation (the “Company”), intends to file with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended (the “Act”), an annual report of Form 10-K for the fiscal year ended December 31, 2006 (the “Form 10-K”) pursuant to the Act of the rules and regulations of the Commission promulgated thereunder;

NOW, THEREFORE, the undersigned in the capacity of a director, officer or both a director and officer of the Company, as the case may be, does hereby appoint Leonard DiSalvo as his true and lawful attorney or attorney-in-fact with full power of substitution and resubstitution, to execute in his name, place and stead, in his capacity as director, officer or both, as the case may be, the Form 10-K and any and all documents necessary or incidental in connection therewith, including, without limitation, any amendments to the Form 10-K, and to file the same with the Commission. Said attorney-in-fact shall have full power and authority to do and perform in the name and on behalf of the undersigned in any and all capacities, every act whatsoever necessary or desirable to be done in the premises as fully and to all intents and purposes as the undersigned might or could do in person, the undersigned hereby ratifying and confirming the acts that said attorney-in-fact or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 13th day of March, 2007.

/s/  Warren H. Gfeller
Warren H. Gfeller

/s/  Bryan G. Glazer
Bryan G. Glazer

/s/  Edward S. Glazer
Edward S. Glazer

/s/  Darcie S. GLAZER
Darcie S. Glazer

/s/  Robert V. Leffler, Jr.
Robert V. Leffler, Jr.

/s/  John R. Halldow
John R. Halldow